Exhibit 10.7

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

EARNOUT AGREEMENT

This Earnout Agreement (this “Earnout Agreement”), dated as of September 15, 2025, is entered into by and among Willow Lane Sponsor, LLC, a Delaware limited liability company, (the “Sponsor”), Goodrich ILMJS LLC, a Delaware limited liability company (“SPV” and, together with the Sponsor, the “Designated Earnout Recipients”) and Boost Run Inc., a Delaware corporation (“Pubco”). The Sponsor, SPV and Pubco are sometimes referred to herein each as a “Party” and together the “Parties”.

WHEREAS, contemporaneously herewith, (i) Pubco, (ii) Willow Lane Acquisition Corp. (“SPAC”), (iii) Boost Run Holdings, LLC, a Delaware limited liability company (the “Company”), (iv) Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, (v) and Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco, entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, in connection with entering into the Business Combination Agreement, Pubco, SPAC, and the Company have agreed that it is reasonable and appropriate to issue, on a contingent basis dependent on the performance of the Pubco Class A Common Stock (as defined below) after the Closing Date (as defined below), an earnout (the “Earnout”), in the form of shares of Pubco Class A Common Stock (such shares, the “Earnout Shares”), to certain recipients;

WHEREAS, Pubco, SPAC and the Company have agreed that certain Earnout Shares of Pubco Class A Common Stock should be issued on a contingent basis, dependent on the performance of the Pubco Class A Common Stock, to the Designated Earnout Recipients, free and clear of all Liens.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Earnout Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Definitions

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of SPAC prior to the Closing.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Closing” means the consummation of the transactions contemplated by the Business Combination.

“Closing Date” means the date and time at which the Closing is actually held.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

“DLLCA” means the Delaware Limited Liability Company Act.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar law.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, exempted company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Post-Closing Pubco Board” means Pubco’s board of directors effective as of the Closing Date.

“Pubco Class A Common Stock” means the shares of Pubco Class A Common Stock, par value $0.0001 per share.

“Share Price Target” has the meaning specified in Section 1(a)(3) of this Earnout Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Tax” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, tax collected at source, equalization levy, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

“Trading Day” means any day on which shares of Pubco Class A Common Stock are actually traded on the principal securities exchange or securities market on which the Pubco Class A Common Stock are then traded.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the Disinterested Independent Directors (as defined below). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Agreement

1. Earnout

(a)	Following the Closing, each Designated Earnout Recipient shall have the contingent right to receive 1,687,500 newly issued shares of Pubco Class A Common Stock, with the Designated Earnout Recipients having the contingent right to receive 3,375,000 shares of Pubco Class A Common Stock in the aggregate (subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted, the “Designated Earnout Shares”), based on the performance of the Pubco Class A Common Stock and the achievement of Share Price Targets (as defined below) during the three-year period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “Earnout Period”), in accordance with this Section 1 based upon the occurrence of the following events, if any, during the Earnout Period. The Designated Earnout Shares will be reserved for issuance by Pubco and shall be subject to that certain Registration Rights Agreement, entered into contemporaneously with this Earnout Agreement.

(i) In the event that the VWAP of the Pubco Class A Common Stock on the Trading Market equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “Tier I Share Price Target”) for any twenty (20) Trading Days within any consecutive thirty (30) Trading Days during the Earnout Period, then, subject to the terms and conditions of this Earnout Agreement, the Designated Earnout Recipients shall each be entitled to receive 562,500 Designated Earnout Shares with respect to the Tier I Share Price Target.

(ii) In the event that the VWAP of the Pubco Class A Common Stock on the Trading Market equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “Tier II Share Price Target”) for any twenty (20) Trading Days within any consecutive thirty (30) Trading Days during the Earnout Period, then, subject to the terms and conditions of this Earnout Agreement, the Designated Earnout Recipients shall each be entitled to receive 562,500 Designated Earnout Shares with respect to the Tier II Share Price Target.

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

(iii) In the event that the VWAP of the Pubco Class A Common Stock on the Trading Market equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “Tier III Share Price Target” and the Tier I Share Price Target and the Tier II Share Price Target, collectively, “Share Price Targets”) for any twenty (20) Trading Days within any consecutive thirty (30) Trading Days during the Earnout Period, then, subject to the terms and conditions of this Earnout Agreement, the Designated Earnout Recipients shall each be entitled to receive 562,500 Designated Earnout Shares with respect to the Tier III Share Price Target.

For avoidance of doubt, (x) when the Tier II Price Target is achieved, the Tier I Price Target will have been achieved (either simultaneously or previously), and (y) when the Tier III Price Target is achieved, each of the Tier I Price Target and the Tier II Price Target will have been achieved (either simultaneously or previously).

(b)	In the event that one or more of the Share Price Targets are not met during the Earnout Period, the Designated Earnout Recipients shall not be entitled to receive the portion of the Earnout Shares that is applicable to the Share Price Target that has not been met.

2. Monitoring and Dispute Resolution

(a)	With respect to the achievement of the Share Price Targets, Pubco’s Chief Financial Officer or Principal Accounting Officer or any person performing such duties (the “CFO”) shall monitor the VWAP of Pubco Class A Common Stock on each Trading Day during the Earnout Period, and as soon as practicable (and in any event within ten (10) Business Days) after the end of each monthly anniversary of the Closing Date during the Earnout Period, the CFO will prepare and deliver to each of the Designated Earnout Recipients a written statement (each, an “Earnout Statement”) that sets forth (i) the VWAP of Pubco Class A Common Stock on each Trading Day for such monthly anniversary period then ended and the preceding monthly period and (ii) whether a Share Price Target has been achieved for any twenty (20) Trading Days within any thirty (30) Trading Day period that includes any days within such monthly anniversary period. Each of the Designated Earnout Recipients will have ten (10) Business Days after its receipt of an Earnout Statement to review it, and each of the Designated Earnout Recipients and their Representatives on their behalf may make inquiries to the CFO and related Pubco and Company personnel and advisors regarding questions concerning or disagreements with the Earnout Statement arising in the course of their review thereof, and Pubco and the Company shall provide reasonable cooperation in connection therewith. If either of the Designated Earnout Recipients have any objections to an Earnout Statement, such shall deliver to Pubco (to the attention of the CFO) a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by a Designated Earnout Recipient within ten (10) Business Days following the date of delivery of each Earnout Statement, then the Designated Earnout Recipient will have waived any right to contest such Earnout Statement and the calculation of the VWAP of Pubco Class A Common Stock during the applicable portion of the Earnout Period (and whether a Share Price Target has been achieved). If such written statement is delivered by a Designated Earnout Recipient within such ten (10) Business Day period, then the Designated Earnout Recipients shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Days thereafter. If the Designated Earnout Recipients do not reach a final resolution during such ten (10) Business Day period, then the final determination of the VWAP of Pubco Class A Common Stock during the applicable portion of the Earnout Period then the dispute shall be referred to the independent directors serving on the Post-Closing Pubco Board at such time that are disinterested in the Earnout Shares (i.e., such independent director is not an officer of Pubco, a Designated Earnout Recipient, an Affiliate of a Designated Earnout Recipient, or an officer, director, manager, employee, trustee or beneficiary of a Designated Earnout Recipient, nor an immediate family member of any of the foregoing) (each, a “Disinterested Independent Director”), who shall determine, by vote or consent of a majority of the Disinterested Independent Directors, whether one or more Share Price Targets has been achieved and whether the Designated Earnout Recipients are entitled to receive Earnout Shares.

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

(b)	Within five (5) Business Days after the final determination (by the CFO, if the CFO determines that a Share Price Target has been met with respect to one or more Share Price Targets; or by a majority of the Disinterested Directors, if a majority of the Disinterested Directors determines that a Share Price Target has been met with respect to one or more Share Price Target), Pubco shall issue the Earnout Shares to the Designated Earnout Recipients with respect to the Share Price Targets that have been met, in accordance with the terms of this Earnout Agreement.

(c)	Following the Closing (including during the Earnout Period), Pubco and its Subsidiaries, including the Target Companies, will be entitled to operate their respective businesses based upon the business requirements of Pubco and its Subsidiaries. Each of Pubco and its Subsidiaries, including the Target Companies, will be permitted, following the Closing (including during the Earnout Period), to make changes in its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on the VWAP of Pubco Class A Common Stock and the ability of the Designated Earnout Recipients to earn the Earnout Shares.

3. Covenants of Pubco.

(a)	Listing. During the Earnout Period, Pubco shall use its best commercial efforts to ensure that Pubco remains listed as a public company on, and for the Pubco Class A Common Stock to be tradable over, Nasdaq.

4. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to Pubco as follows:

(a)	Organization and Power. The Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)	Authorization. The Sponsor has full power and authority to enter into this Earnout Agreement. This Earnout Agreement, when executed and delivered by the Sponsor, shall constitute the valid and legally binding obligation of the Sponsor, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)	Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Earnout Agreement.

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

(d)	Compliance with Other Instruments. The execution, delivery and performance by the Sponsor of this Agreement and the consummation by the Sponsor of the transactions contemplated by this Earnout Agreement will not result in any violation or default: (i) of any provisions of its organizational documents, if applicable; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to the Sponsor, in each case (other than clause (i)), which would have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Earnout Agreement.

5. Representations and Warranties of the SPV. The SPV represents and warrants to Pubco as follows:

(a)	Organization and Power. The SPV is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)	Authorization. The SPV has full power and authority to enter into this Earnout Agreement. This Earnout Agreement, when executed and delivered by the SPV, shall constitute the valid and legally binding obligation of the SPV, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)	Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the SPV in connection with the consummation of the transactions contemplated by this Earnout Agreement.

(d)	Compliance with Other Instruments. The execution, delivery and performance by the SPV of this Earnout Agreement and the consummation by the SPV of the transactions contemplated by this Earnout Agreement will not result in any violation or default: (i) of any provisions of its organizational documents, if applicable; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to the SPV, in each case (other than clause (i)), which would have a material adverse effect on the SPV or its ability to consummate the transactions contemplated by this Earnout Agreement.

6. Representations and Warranties of Pubco. Pubco represents and warrants to the Sponsor and the SPV as follows:

(a)	Organization and Corporate Power. Pubco is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)	Authorization. Pubco has full power and authority to enter into this Earnout Agreement. This Earnout Agreement, when executed and delivered by Pubco, shall constitute the valid and legally binding obligation of Pubco, enforceable against Pubco in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

(c)	Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Sponsor and the SPV in this Earnout Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Pubco in connection with the consummation of the transactions contemplated by this Earnout Agreement.

(d)	Compliance with Other Instruments. The execution, delivery and performance of this Earnout Agreement and the consummation of the transactions contemplated by this Earnout Agreement will not result in any violation or default: (i) of any provisions of its certificate of incorporation or other governing documents; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to Pubco, in each case (other than clause (i)) which would have a material adverse effect on Pubco or its ability to consummate the transactions contemplated by this Earnout Agreement.

7. General Provisions.

(a)	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Pubco, to:

Boost Run Inc. 5 Revere Drive Northbrook, IL 60062 Attn: Andrew Karos, Chief Executive Officer Telephone No.: [***] Email: [***]

with a copy (which will not constitute notice) to:

Winston and Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attn: Peter Clarke

Telephone No.: [***]

Email: [***]

Winston and Strawn LLP

800 Capitol St., Suite 2400

Houston, Texas 77002-2925

Attn: Mike Blankenship; Ben Smolij

Telephone No.: [***]

Email: [***]

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

if to Sponsor to:	With a copy (which will not constitute notice) to:

Willow Lane Sponsor, LLC 250 West 57th Street, New York, New York 10107 Attn: [***] Email: [***]	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Attn: Anthony Ain, Esq.; David Landau, Esq. Telephone No.: [***] Email: [***]

if to SPV to:	With a copy (which will not constitute notice) to:

c/o Boost Run Inc. 5 Revere Drive Northbrook, IL 60062 Attn: [***] Telephone No.: [***] Email: [***]

Winston and Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attn: Peter Clarke

Telephone No.: [***]

Email: [***]

Winston and Strawn LLP

800 Capitol St., Suite 2400

Houston, Texas 77002-2925

Attn: Mike Blankenship; Ben Smolij

Telephone No.: [***]

Email: [***]

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(c) Entire Agreement. This Earnout Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

(d) Successors. All of the terms, agreements, covenants, representations, warranties and conditions of this Earnout Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Earnout Agreement, express or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Earnout Agreement, except as expressly provided in this Earnout Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no Party may assign either this Earnout Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

(f) Counterparts. This Earnout Agreement may be executed, by manual or electronic signature, in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Earnout Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Earnout Agreement.

(h) Governing Law. This Earnout Agreement, the entire relationship of the Parties, and any litigation between the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(i) Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts of New York (or any appellate courts thereof) for the purpose of any suit, action or other proceeding arising out of or based upon this Earnout Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Earnout Agreement except in the federal and state courts of New York and (c) hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Earnout Agreement or the subject matter hereof may not be enforced in or by such court.

(j) Waiver of Jury Trial. The Parties hereby waive any right to a jury trial in connection with any litigation pursuant to this Earnout Agreement and the transactions contemplated hereby.

(k) Amendments. This Earnout Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of each of the Parties hereto.

(l) Severability. The provisions of this Earnout Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Earnout Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

(m) Expenses. Pubco will bear all of the costs and expenses incurred in connection with the preparation, execution and performance of this Earnout Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents (including transfer agents), representatives, financial advisors, legal counsel and accountants.

(n) Construction. The Parties have participated jointly in the negotiation and drafting of this Earnout Agreement. If an ambiguity or question of intent or interpretation arises, this Earnout Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Earnout Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Earnout Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Earnout Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant.

(o) Waiver. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(p) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by Pubco, the Parties shall keep confidential and shall not publicly disclose the existence or terms of this Earnout Agreement.

[Signature page follows]

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

IN WITNESS WHEREOF, the undersigned have executed this Earnout Agreement to be effective as of the date first set forth above.

Pubco:

BOOST RUN INC.

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	Chief Executive Officer

Sponsor:

WILLOW LANE SPONSOR, LLC

By:	/s/ B. Luke Weil
Name:	B. Luke Weil
Title:	Managing Member

SPV:

GOODRICH ILMJS LLC

By:	/s/ Sean Goodrich
Name:	Sean Goodrich
Title:	Managing Member

[Signature Page to Earnout Agreement]